UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 2, 2007

Fauquier Bankshares, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Virginia	000-25805	541288193
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square, Warrenton, Virginia		20186
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	540 347-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2006, Fauquier Bankshares, Inc. (the "Company") filed a current report on Form 8-K in which it disclosed that Gregory D. Frederick has been hired to serve as chief operating officer of the Company’s wholly-owned subsidiary, The Fauquier Bank (the "Bank"), effective January 1, 2007. On April 2, 2007, the Company and the Bank entered into an employment agreement (the "Agreement") with Mr. Frederick, which has an effective date of January 1, 2007 and automatically renews each year unless terminated.
Under the Agreement, Mr. Frederick will be employed by the Company and the Bank and will receive an annual base salary of $150,000, which is subject to annual review by the Company’s Compensation Committee and may be increased but not decreased. Mr. Frederick is eligible to receive an annual performance bonus with a targeted annual incentive equal to 30% of his base salary each year.
Mr. Frederick’s employment agreement also provides that the Company will issue to Mr. Frederick an annual stock award under the Company’s Omnibus Stock Ownership and Long Term Incentive Plan ("Stock Compensation Plan") with a value equal to up to 90% of his actual annual cash incentive payment earned each year. Additionally, Mr. Frederick is eligible to participate in any plans or benefits available to other executive officers of the Company.
The Agreement contains certain termination benefits if Mr. Frederick is terminated without Cause (as such term is defined under the Agreement) by the Company or he terminates his employment for Good Reason (as defined under the Agreement), which include but are not limited to the following: (i) all equity awards made to Mr. Frederick under the Stock Compensation Plan will become immediately vested and exercisable, and (ii) certain benefits will become payable (generally a multiple of pay and continued health and welfare benefits, with the multiple and benefit continuation period depending on whether the termination occurs before or after a Change in Control (as such term is defined in the Agreement)).
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached to this current report on Form 8-K/A as Exhibit 10.21, and is incorporated by reference into this report.

Item 9.01 Financial Statements and Exhibits.

(a)-Not applicable.

(b)-Not applicable.

(c)-Not applicable.

(d)-Exhibits.

Exhibit 10.21 Employment Agreement, dated April 2, 2007, between Fauquier Bankshares, Inc., The Fauquier Bank and Gregory D. Frederick

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fauquier Bankshares, Inc.

April 4, 2007	By:	/s/ Eric P. Graap

Name: Eric P. Graap
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.21	Employment Agreement, dated April 2, 2007, between Fauquier Bankshares, Inc., The Fauquier Bank and Gregory D. Frederick